Exhibit 99.1

Palmer Square Capital BDC Inc. Announces Increase and Extension of its Stock Repurchase Program

Authorizes an Additional $30 million of Repurchases

MISSION WOODS, Kansas, May 21, 2026 — Palmer Square Capital BDC Inc. (NYSE: PSBD) (“PSBD” or the “Company”), an externally managed business development company, today announced that the Company’s board of directors authorized an increase and extension of the Company’s previously established open-market share repurchase program (the “Repurchase Program”).

Under the increased and extended Repurchase Program, the board of directors authorized the Company to repurchase an additional $30 million of shares of its common stock and extended the Repurchase Program to expire on June 22, 2027. Pursuant to the program, the Company may, from time to time, purchase shares of its common stock in the open market, subject to market conditions and other factors. To date, approximately $22.2 million of repurchases have been made by the Company under the Repurchase Program.

In connection with the Repurchase Program, the Company expects to enter into a share repurchase plan (the “Rule 10b5-1 Repurchase Plan”) to acquire up to $10 million in the aggregate of its common stock, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. The Rule 10b5-1 Repurchase Plan will require the Company’s agent to repurchase shares of the Company’s common stock on the Company’s behalf when the market price of the Company’s common stock is a certain level below the most recently reported net asset value (“NAV”) per share of the common stock, subject to applicable law, including certain volume, market and timing restrictions.

“Consistent with our comments on the most recent earnings call, we remain conviction buyers of PSBD at current levels. Today we are pleased to announce a $30 million expansion of our share repurchase authorization — including a new $10 million 10b5-1 repurchase program and a $20 million increase to our existing open market repurchase program,” said Christopher D. Long, Chairman and Chief Executive Officer of PSBD. “Given PSBD’s current discount to book value despite a transparent NAV which is disclosed monthly, we believe there is tremendous value in buying our own portfolio at a discount to drive shareholder returns and view this repurchase expansion as a clear expression of our alignment with shareholders.”

About Palmer Square Capital BDC Inc.

Palmer Square Capital BDC Inc. (NYSE: PSBD) is an externally managed, non-diversified closed-end management investment company that primarily lends to and invests in corporate debt loans, including but not limited to large private U.S. companies in the broadly syndicated loan market, as well as the direct large cap private credit market. PSBD has elected to be regulated as a business development company under the Investment Company Act of 1940. PSBD’s investment objective is to maximize total return, comprised of current income and capital appreciation. PSBD’s current investment focus is guided by two strategies that facilitate its investment opportunities and core competencies: (1) investing in corporate debt loans and, to a lesser extent, (2) investing in other debt securities which may include collateralized loan obligation debt and equity. PSBD’s investment activities are managed by its investment adviser, Palmer Square BDC Advisor LLC, an affiliate of Palmer Square Capital Management LLC.

Forward-Looking Statements

Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. The forward-looking statements may include statements as to our future base and supplemental dividend distributions and the prospects of our portfolio companies. These and other forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “seek,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue,” “target,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in PSBD’s filings with the SEC. PSBD undertakes no duty to update any forward-looking statement made herein unless required by law. All forward-looking statements speak only as of the date of this press release. Although PSBD undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that PSBD may make directly to you or through reports that in the future may be filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

Investors

Matt Bloomfield and Jeremy Goff

Palmer Square Capital BDC Inc.

Investors@palmersquarebdc.com

Media

Josh Clarkson

Prosek Partners

PSBD@prosek.com